Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

The Bank of Princeton Announces

Fourth Quarter and Year-End 2022 Results

Princeton, NJ, January 26, 2023 / PRNewswire / - The Bank of Princeton (the “Bank”), the wholly owned subsidiary of Princeton Bancorp, Inc. (NASDAQ – BPRN), today reported its unaudited financial condition and results of operations at and for the quarter and year ended December 31, 2022. The Bank reported net income of $7.2 million, or $1.13 per diluted common share, for the fourth quarter of 2022, compared to net income of $7.0 million, or $1.09 per diluted common share, for the third quarter of 2022, and net income of $6.2 million, or $0.92 per diluted common share, for the fourth quarter of 2021. The increase in net income for the fourth quarter of 2022, when compared to the three months ended September 30, 2022, was primarily due to an increase of $550 thousand in net interest income and a $454 thousand decrease in non-interest expenses, partially offset by a $710 thousand decrease in non-interest income and a $98 thousand increase in income tax expense. The increase in net income, when comparing it to the three months ended December 31, 2021, was primarily due to an increase in net interest income of $2.2 million and a $100 thousand decrease in the provision for loan losses, partially offset by a $708 thousand increase in non-interest expenses, a $470 thousand decrease in non-interest income and a $180 thousand increase in income tax expense. For the year ended December 31, 2022, the Bank recorded net income of $26.5 million, or $4.11 per diluted common share, compared to $22.5 million, or $3.30 per diluted common share for the year ended December 31, 2021, primarily due to a $5.5 million increase in net interest income, a $3.2 million decrease in the Bank’s provision for loan losses, and a $196 thousand increase in non-interest income, partially offset by a $4.0 million increase in non-interest expenses and an increase in income taxes of $856 thousand.

Highlights for the three and twelve month periods ended December 31, 2022 are as follows:

•

During the year ended December 31, 2022, the Bank completed the purchase of 324,017 shares of common stock from the 5% stock buyback program that commenced in 2022 at a weighted average price of $29.07.

•	Net income for the fourth quarter of 2022 increased $988 thousand or 16.0% over the same period in 2021.

•	The Bank improved its net interest margin by 86 basis points for the fourth quarter of 2022 compared to the same period in 2021.

•	The ratio of nonperforming loans to total loans continues to be low at 0.02% as of December 31, 2022, compared to 0.09% at December 31, 2021.

President/CEO Edward Dietzler noted that, “The Bank’s earnings performance far exceeds the prior year, up 17.8% year-over-year, driven by a strong net interest margin of 4.82% for the quarter and excellent credit quality.”

Balance Sheet Review

Total assets were $1.60 billion at December 31, 2022, a decrease of $85.9 million, or 5.1% when compared to $1.69 billion at the end of 2021. The primary reason for the decrease in total assets was a decrease in cash and cash equivalents of approximately $105.4 million and a $17.8 million decrease in available-for-sale securities, partially offset by an increase of $35.2 million in net loans. The increase in net loans primarily consisted of a $102.5 million increase in commercial real estate loans, partially offset by a decrease of $77.3 million in Payroll Protection Program (“PPP”) loans which are no longer being offered by the SBA.

Total deposits at December 31, 2022 decreased $98.4 million, or 6.8%, when compared to December 31, 2021. When comparing deposit products between the two periods, money market deposits decreased $89.4 million, savings decreased $34.9 million and non-interest-bearing demand deposits decreased $21.2 million. Partially offsetting these decreases were increases in certificates of deposit of $36.4 million and interest-bearing demand deposits of $10.7 million. In addition, the Bank had $10 million in outstanding borrowings at December 31, 2022 and none at December 31, 2021.

Total stockholders’ equity at December 31, 2022 increased $3.0 million or 1.4% when compared to the end of 2021. The increase was primarily due to the $20.0 million increase in retained earnings consisting of $26.5 million in income less $6.5 million of cash dividends recorded during the period. Partially offsetting this increase was $9.4 million of common stock repurchased pursuant to the 2022 buyback program, and a $9.1 million change in the accumulated other comprehensive income (loss) on the available-for-sale investment portfolio associated with an increase in unrealized losses due to the increase in interest rates. The ratio of equity to total assets at December 31, 2022 and at December 31, 2021, was 13.7% and 12.8%, respectively.

Asset Quality

At December 31, 2022, non-performing assets were $266 thousand, a decrease of $1.1 million, or 81.0%, when compared to the amount at December 31, 2021. This decrease was primarily due to the sale of an other real estate owned property in the amount of $226 thousand and a $757 thousand write-down of a non-performing loan. Troubled debt restructurings (“TDRs”) totaled $5.9 million at December 31, 2022 and $6.9 million at December 31, 2021. All three TDR loans totaling $5.9 million are performing in accordance with the agreed-upon terms as of December 31, 2022.

Review of Quarterly and Year-to-Date Financial Results

Net interest income was $18.2 million for the fourth quarter of 2022, compared to $17.7 million for the third quarter of 2022 and $16.0 million for the fourth quarter of 2021. The increase from the previous quarter was the result of an increase in interest income of $1.4 million, or 7.2%, partially offset by an increase in interest expense of $817 thousand. The net interest margin for the fourth quarter 2022 was 4.82%, increasing 18 basis points when compared to the third quarter of 2022. This increase was primarily associated with an increase of 39 basis points in the yield on earning assets. When comparing the three-month periods ended December 31, 2022 and 2021, net interest income increased $2.2 million, which was primarily due to an increase of 109 basis points in the yield earned on interest-earning assets. For the year ended December 31, 2022, net interest income was $68.1 million compared to $62.6 million for the year ended December 31, 2021. The increase from the previous year was the result of an increase in interest income of $4.8 million, or 6.9% and a decrease in interest expense of $674 thousand, or 10.1%. The rate on total deposits, for the three-month periods ended December 31, 2022 and 2021 was 0.64% and 0.38%, respectively. For the years ended December 31, 2022 and 2021, the rate on total deposits was 0.43% and 0.47%, respectively.

The Bank recorded provisions for loan losses of $200 thousand and $400 thousand during the three-months and year ended December 30, 2022, respectively. The comparable amounts were $300 thousand and $3.6 million for the three months and year ended December 31, 2021, respectively. Net charge-offs for the three-month and twelve-month periods ended December 31, 2022 were $406 thousand and $560 thousand, respectively. Net charge-offs for the comparable periods in 2021 were $101 thousand and $1.8 million, respectively. The Bank did not make any material changes to the qualitative factors used in determining the level of general reserve needed for management’s assessment of the credit quality in the loan portfolio. The coverage ratio of allowance for loan losses to period end loans was 1.20% (excluding and including PPP loans) at December 31, 2022, compared to 1.24% (excluding PPP loans it was 1.32%) at December 31, 2021.

Total non-interest income of $1.0 million for the fourth quarter of 2022 decreased $710 thousand and $470 thousand, or by 41.6% and 32.0%, when compared to the quarter ended September 30, 2022 and the quarter ended December 31, 2021, respectively. The decrease over the prior quarter was primarily due to a $614 thousand decrease in loan fees and a $58 thousand decrease in other fees and service charges. The decrease over the 2021 period was primarily due to a $521 thousand decrease in loan fees, partially offset by a $117 thousand increase in other non-interest income. For the year ended December 31, 2022, non-interest income increased $196 thousand, or 4.2%, from the year ended December 31, 2021, primarily due to a $365 thousand increase in other non-interest income, partially offset by a $273 thousand decrease in loan fees.

Total non-interest expense for the fourth quarter of 2022 increased $708 thousand, or 7.9%, when compared to the same period in 2021. This increase was primarily due to a $537 thousand increase in salaries and benefits expenses and a $456 thousand increase in data processing and communications expenses partially offset by decreases in other real estate owned expense of $157 thousand, other non-interest expenses of $115 thousand and occupancy and equipment expenses of $108 thousand. When comparing the quarter ended December 31, 2022 to the immediately preceding quarter, non-interest expense decreased $454 thousand, or 4.5%, primarily due to decreases in salaries and employee benefits costs, professional fees and occupancy and equipment expenses, partially offset by an increase in data processing and communications expenses. For the year ended December 31, 2022, non-interest expense was $38.5 million, compared to $34.5 million for the same period in 2021. This increase was primarily due to increases in salaries and benefits expenses as a result of additional benefit programs and increases in data processing and communications costs related to technology costs incurred to enhance services.

For the three-month period ended December 31, 2022, the Bank recorded an income tax expense of $2.2 million, resulting in an effective tax rate of 23.5%, compared to an income tax expense of $2.1 million resulting in an effective tax rate of 23.2% for the three-month period ended September 30, 2022, and compared to an income tax expense of $2.0 million resulting in an effective tax rate of 24.6% for the three-month period ended December 31, 2021. For the years ended December 31, 2022 and 2021, the income tax expenses were $7.6 million (effective tax rate of 22.2%) and $6.7 million (effective tax rate of 23.0%), respectively.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 19 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Chesterfield, Cream Ridge, Deptford, Hamilton, Lakewood, Lambertville, Lawrenceville, Monroe, New Brunswick, Pennington, Piscataway, Princeton Junction, Quakerbridge and Sicklerville. There are also four branches in the Philadelphia, Pennsylvania area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation (“FDIC”).

Forward-Looking Statements

Princeton Bancorp, Inc. may from time to time make written or oral “forward-looking statements,” including statements contained in the company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the company (including this press release), which are made in good faith by the company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the company’s control). The following factors, among others, could cause the company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the extent of the adverse impact of the current global coronavirus outbreak on our customers, prospects and business, including related supply chain shortage of goods, as well as the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area, the strength of the United States economy in general and the strength of the local economies in which the company and the Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the company and the Bank; and the timing and nature of the regulatory response to any applications filed by the company and the Bank; technological changes; acquisitions including the company’s pending acquisition of Noah Bank; ability to meet other closing conditions to that acquisition; delay in closing the acquisition; difficulties and delays in integrating the businesses of Noah Bank and the Bank or fully realizing cost savings and other benefits; changes in consumer spending and saving habits; those risks set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors,” and the success of the company at managing the risks involved in the foregoing.

The company cautions that the foregoing list of important factors is not exclusive. The company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the company, except as required by applicable law or regulation.

The Bank of Princeton

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

	December 31, 2022	December 31, 2021	2022 vs 2021 $ Change	2022 vs 2021 % Change
ASSETS
Cash and cash equivalents	$53,351	$158,716	$(105,365)	-66.4%
Securities available-for-sale taxable	42,061	51,690	(9,629)	-18.6%
Securities available-for-sale tax-exempt	41,341	49,468	(8,127)	-16.4%
Securities held-to-maturity	201	208	(7)	-3.4%
Loans receivable, net of deferred	1,370,368	1,335,163	35,205	2.6%
Allowance for loan losses	(16,461)	(16,620)	159	-1.0%
Goodwill	8,853	8,853	—	0.0%
Core deposit intangible	1,825	2,393	(568)	-23.7%
Other assets	100,240	97,811	2,429	2.5%

TOTAL ASSETS	$1,601,779	$1,687,682	$(85,903)	-5.1%

LIABILITIES
Non-interest checking	$265,078	$286,247	$(21,169)	-7.4%
Interest checking	269,737	259,022	10,715	4.1%
Savings	190,685	225,579	(34,894)	-15.5%
Money market	283,652	373,075	(89,423)	-24.0%
Time deposits over $250	76,150	33,741	42,409	125.7%
Other time deposits	262,428	268,479	(6,051)	-2.3%

Total deposits	1,347,730	1,446,143	(98,413)	-6.8%
Borrowings	10,000	—	10,000	N/A
Other liabilities	24,448	24,961	(513)	-2.1%

TOTAL LIABILITIES	1,382,178	1,471,104	(88,926)	-6.0%
STOCKHOLDERS’ EQUITY
Common stock	34,547	34,100	447	1.3%
Paid-in capital	81,291	80,220	1,071	1.3%
Treasury stock	(19,452)	(10,032)	(9,420)	93.9%
Retained earnings	131,488	111,451	20,037	18.0%
Accumulated other comprehensive income (loss)	(8,273)	839	(9,112)	-1086.1%

TOTAL STOCKHOLDERS’ EQUITY	219,601	216,578	3,023	1.4%
TOTAL LIABILITIES

AND STOCKHOLDERS’ EQUITY	$1,601,779	$1,687,682	$(85,903)	-5.1%

Book value per common share	$35.16	$33.42	$1.74	5.2%
Tangible book value per common share [1]	$33.45	$31.69	$1.76	5.6%

[1]	Tangible book value per common share is a non-GAAP measure that represents book value per common share which excludes goodwill and core deposit intangible.

The Bank of Princeton

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at December 31, 2022 and 2021 were as follows:

	December 31, 2022	December 31, 2021

	(In thousands)
Commercial real estate	$873,573	$771,028
Commercial and industrial	28,859	29,677
Construction	417,538	403,680
Residential first-lien mortgages	43,125	48,638
Home equity / consumer	7,260	7,685
PPP I (SBA loans)	1,307	6,641
PPP II (SBA loans)	1,162	73,099

Total loans	1,372,824	1,340,448
Deferred fees and costs	(2,456)	(5,285)
Allowance for loan losses	(16,461)	(16,620)

Loans, net	$1,353,907	$1,318,543

The components of deposits at December 31, 2022 and 2021 were as follows:

	December 31, 2022	December 31, 2021

	(In thousands)
Demand, non-interest-bearing	$265,078	$286,247
Demand, interest-bearing	269,737	259,022
Savings	190,685	225,579
Money markets	283,652	373,075
Time deposits	338,578	302,220

Total deposits	$1,347,730	$1,446,143

The Bank of Princeton

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended December 31,
	2022	2021	$ Change	% Change
Interest and dividend income
Loans and fees	$19,400	$16,861	$2,539	15.1%
Available-for-sale debt securities:
Taxable	288	194	94	48.5%
Tax-exempt	285	295	(10)	-3.4%
Held-to-maturity debt securities	3	3	0	0.0%
Other interest and dividend income	482	58	424	731.0%

Total interest and dividends	20,458	17,411	3,047	17.5%

Interest expense
Deposits	2,210	1,411	799	56.6%
Borrowing	2	—	2	N/A

Total interest expense	2,212	1,411	801	56.8%

Net interest income	18,246	16,000	2,246	14.0%
Provision for loan losses	200	300	(100)	-33.3%

Net interest income after provision for loan losses	18,046	15,700	2,346	14.9%

Non-interest income
Income from bank-owned life insurance	286	290	(4)	-1.4%
Fees and service charges	411	473	(62)	-13.1%
Loan fees, including prepayment penalties	236	757	(521)	-68.8%
Other	64	(53)	117	-220.8%

Total non-interest income	997	1,467	(470)	-32.0%

Non-interest expense
Salaries and employee benefits	5,204	4,667	537	11.5%
Occupancy and equipment	1,413	1,521	(108)	-7.1%
Professional fees	541	511	30	5.9%
Data processing and communications	1,354	898	456	50.8%
Federal deposit insurance	222	206	16	7.8%
Advertising and promotion	105	42	63	150.0%
Office expense	71	66	5	7.6%
Other real estate owned	(6)	151	(157)	-104.0%
Core deposit intangible	135	154	(19)	-12.3%
Other	632	747	(115)	-15.4%

Total non-interest expense	9,671	8,963	708	7.9%

Income before income tax expense	9,372	8,204	1,168	14.2%
Income tax expense	2,201	2,021	180	8.9%

Net income	$7,171	$6,183	988	16.0%

Net income per common share - basic	$1.14	$0.94	$0.20	21.1%
Net income per common share - diluted	$1.13	$0.92	$0.21	22.3%
Weighted average shares outstanding - basic	6,246	6,538	(292)	-4.5%
Weighted average shares outstanding - diluted	6,371	6,694	(323)	-4.8%

The Bank of Princeton

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,
	2022	2022	$ Change	% Change
Interest and dividend income
Loans and fees	$19,400	$18,336	$1,064	5.8%
Available-for-sale debt securities:
Taxable	288	241	47	19.5%
Tax-exempt	285	286	(1)	-0.3%
Held-to-maturity debt securities	3	2	1	50.0%
Other interest and dividend income	482	226	256	113.3%

Total interest and dividends	20,458	19,091	1,367	7.2%

Interest expense
Deposits	2,210	1,392	818	58.8%
Borrowing	2	3	(1)	-33.3%

Total interest expense	2,212	1,395	817	58.6%

Net interest income	18,246	17,696	550	3.1%
Provision for loan losses	200	200	0	0.0%

Net interest income after provision for loan losses	18,046	17,496	550	3.1%

Non-interest income
Income from bank-owned life insurance	286	287	(1)	-0.3%
Fees and service charges	411	469	(58)	-12.4%
Loan fees, including prepayment penalties	236	850	(614)	-72.2%
Other	64	101	(37)	-36.6%

Total non-interest income	997	1,707	(710)	-41.6%

Non-interest expense
Salaries and employee benefits	5,204	5,442	(238)	-4.4%
Occupancy and equipment	1,413	1,539	(126)	-8.2%
Professional fees	541	786	(245)	-31.2%
Data processing and communications	1,354	1,043	311	29.8%
Federal deposit insurance	222	249	(27)	-10.8%
Advertising and promotion	105	140	(35)	-25.0%
Office expense	71	52	19	36.5%
Other real estate owned	(6)	—	(6)	N/A
Core deposit intangible	135	135	0	0.0%
Other	632	739	(107)	-14.5%

Total non-interest expense	9,671	10,125	(454)	-4.5%

Income before income tax expense	9,372	9,078	294	3.2%
Income tax expense	2,201	2,103	98	4.7%

Net income	$7,171	$6,975	$196	2.8%

Net income per common share - basic	$1.14	$1.12	$0.02	1.6%
Net income per common share - diluted	$1.13	$1.09	$0.04	3.3%
Weighted average shares outstanding - basic	6,246	6,269	(23)	-0.4%
Weighted average shares outstanding - diluted	6,371	6,378	(7)	-0.1%

The Bank of Princeton

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Year Ended
	December 31,
	2022	2021	$ Change	% Change
Interest and dividend income
Loans and fees	$70,996	$67,348	$3,648	5.4%
Available-for-sale debt securities:
Taxable	986	547	439	80.3%
Tax-exempt	1,167	1,172	(5)	-0.4%
Held-to-maturity debt securities	11	11	—	0.0%
Other interest and dividend income	923	197	726	368.5%

Total interest and dividends	74,083	69,275	4,808	6.9%

Interest expense
Deposits	5,995	6,673	(678)	-10.2%
Borrowings	5	1	4	400.0%

Total interest expense	6,000	6,674	(674)	-10.1%

Net interest income	68,083	62,601	5,482	8.8%
Provision for loan losses	400	3,625	(3,225)	-89.0%

Net interest income after provision for loan losses	67,683	58,976	8,707	14.8%

Non-Interest income
Gain on sale of securities available-for-sale, net	2	7	(5)	-71.4%
Income from bank-owned life insurance	1,138	1,117	21	1.9%
Fees and service charges	1,852	1,764	88	5.0%
Loan fees, including prepayment penalties	1,484	1,757	(273)	-15.5%
Other	386	21	365	1738.1%

Total non-interest income	4,862	4,666	196	4.2%

Non-interest expense
Salaries and employee benefits	20,455	17,483	2,972	17.0%
Occupancy and equipment	5,859	6,055	(196)	-3.2%
Professional fees	2,470	2,431	39	1.6%
Data processing and communications	4,488	3,562	926	26.0%
Federal deposit insurance	1,010	792	218	27.5%
Advertising and promotion	484	214	270	126.2%
Office expense	239	219	20	9.1%
Other real estate owned	106	241	(135)	-56.0%
Core deposit intangible	569	643	(74)	-11.5%
Other	2,812	2,813	(1)	0.0%

Total non-interest expense	38,492	34,453	4,039	11.7%

Income before income tax expense	34,053	29,189	4,864	16.7%
Income tax expense	7,559	6,703	856	12.8%

Net income	$26,494	$22,486	$4,008	17.8%

Net income per common share - basic	$4.19	$3.37	$0.82	24.4%
Net income per common share - diluted	$4.11	$3.30	$0.81	24.5%
Weighted average shares outstanding - basic	6,320	6,667	(347)	-5.2%
Weighted average shares outstanding - diluted	6,449	6,814	(365)	-5.4%

The Bank of Princeton

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,
	2022		2021
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	$ Change	% Change
Earning assets
Loans	$1,375,191	5.60%	$1,347,511	4.96%	$27,680	0.64%
Securities
Taxable available-for-sale	42,458	2.69%	50,124	1.56%	(7,666)	1.13%
Tax-exempt available-for-sale	39,743	2.85%	47,562	2.47%	(7,819)	0.38%
Held-to-maturity	202	5.24%	209	5.27%	(7)	-0.03%

Securities	82,403	2.77%	97,895	2.01%	(15,492)	0.76%
Other interest earning assets
Interest-bearing bank accounts	44,410	4.09%	157,550	0.11%	(113,140)	3.98%
Equities	1,303	7.40%	1,338	3.99%	(35)	3.41%

Other interest-earning assets	45,713	4.19%	158,888	0.15%	(113,175)	4.04%

Total interest-earning assets	1,503,307	5.40%	1,604,294	4.31%	(100,987)	1.09%
Total non-earning assets	109,554		102,987

Total assets	$1,612,861		$1,707,281

Interest-bearing liabilities
Checking	$275,797	0.45%	$274,944	0.26%	$853	0.19%
Savings	201,498	0.53%	223,590	0.23%	(22,092)	0.30%
Money market	294,246	0.91%	367,493	0.27%	(73,247)	0.64%
Certificates of deposit	316,689	1.19%	312,634	1.09%	4,055	0.10%

Total interest-bearing deposits	1,088,230	0.81%	1,178,661	0.48%	(90,431)	0.33%
Non-interest bearing deposits	280,626		288,292

Total deposits	1,368,856	0.64%	1,466,953	0.38%	(98,097)	0.26%
Borrowings	217	4.67%	—	0.00%	217	4.67%

Total interest-bearing liabilities (excluding non interest deposits)	1,088,447	0.81%	1,178,661	0.48%	(90,214)	0.33%
Non-interest-bearing deposits	280,626		288,292

Total cost of funds	1,369,073	0.64%	1,466,953	0.38%	(97,880)	0.26%
Accrued expenses and other liabilities	28,215		24,056
Stockholders’ equity	215,573		216,272

Total liabilities and stockholders’ equity	$1,612,861		$1,707,281

Net interest spread		4.59%		3.83%
Net interest margin		4.82%		3.96%
Net interest margin (FTE)[1]		4.89%		4.02%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

The Bank of Princeton

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	December 31, 2022		September 30, 2022
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	$ Change	% Change
Earning assets
Loans	$1,375,191	5.60%	$1,386,589	5.25%	$(11,398)	0.35%
Securities
Taxable available-for-sale	42,458	2.69%	46,281	2.06%	(3,823)	0.63%
Tax-exempt available-for-sale	39,743	2.85%	42,220	2.68%	(2,477)	0.17%
Held-to-maturity	202	5.24%	204	5.24%	(2)	0.00%

Securities	82,403	2.77%	88,705	2.37%	(6,302)	0.40%
Other interest earning assets
Interest-bearing bank accounts	44,410	4.09%	35,081	2.28%	9,329	1.81%
Equities	1,303	7.40%	1,322	5.85%	(19)	1.55%

Other interest-earning assets	45,713	4.19%	36,403	2.41%	9,310	1.78%

Total interest-earning assets	1,503,307	5.40%	1,511,697	5.01%	(8,390)	0.39%
Total non-earning assets	109,554		115,159

Total assets	$1,612,861		$1,626,856

Interest-bearing liabilities
Checking	$275,797	0.45%	$240,948	0.29%	$34,849	0.16%
Savings	201,498	0.53%	217,133	0.32%	(15,635)	0.21%
Money market	294,246	0.91%	350,901	0.43%	(56,655)	0.48%
Certificates of deposit	316,689	1.19%	289,274	0.86%	27,415	0.33%

Total interest-bearing deposits	1,088,230	0.81%	1,098,256	0.51%	(10,026)	0.30%
Non-interest bearing deposits	280,626		285,665

Total deposits	1,368,856	0.64%	1,383,921	0.40%	(15,065)	0.24%
Borrowings	217	4.67%	391	2.65%	(174)	2.02%

Total interest-bearing liabilities (excluding non interest deposits)	1,088,447	0.81%	1,098,647	0.51%	(10,200)	0.30%
Non-interest-bearing deposits	280,626		285,665

Total cost of funds	1,369,073	0.64%	1,384,312	0.40%	(15,239)	0.24%
Accrued expenses and other liabilities	28,215		28,136
Stockholders’ equity	215,573		214,408

Total liabilities and stockholders’ equity	$1,612,861		$1,626,856

Net interest spread		4.59%		4.50%
Net interest margin		4.82%		4.64%
Net interest margin (FTE)[1]		4.89%		4.71%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

The Bank of Princeton

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Year Ended December 31,
	2022		2021
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	$ Change	% Change
Earning assets
Loans	$1,375,501	5.16%	$1,381,626	4.87%	$(6,125)	0.29%
Securities
Taxable available-for-sale	47,626	2.07%	33,805	1.62%	13,821	0.45%
Tax-exempt available-for-sale	44,832	2.60%	47,294	2.48%	(2,462)	0.12%
Held-to-maturity	205	5.25%	212	5.27%	(7)	-0.02%

Securities	92,664	2.34%	81,311	2.13%	11,353	0.21%
Other interest earning assets
Interest-bearing bank accounts	75,583	1.12%	93,031	0.15%	(17,448)	0.97%
Equities	1,321	5.57%	1,366	4.21%	(45)	1.36%

Other interest-earning assets	76,904	0.44%	94,397	0.21%	(17,493)	0.23%

Total interest-earning assets	1,545,069	4.79%	1,557,334	4.45%	(12,265)	0.34%
Total non-earning assets	101,940		101,479

Total assets	$1,647,008		$1,658,813

Interest-bearing liabilities
Checking	$261,951	0.31%	$263,715	0.27%	$(1,764)	0.04%
Savings	220,222	0.32%	205,788	0.25%	14,434	0.07%
Money market	353,224	0.44%	339,903	0.30%	13,321	0.14%
Certificates of deposit	293,627	0.99%	336,488	1.32%	(42,861)	-0.33%

Total interest-bearing deposits	1,129,024	0.42%	1,145,894	0.58%	(16,870)	-0.16%
Non-interest bearing deposits	280,729		273,260

Total deposits	1,409,753	0.43%	1,419,154	0.47%	(9,401)	-0.04%
Borrowings	153	3.37%	270	0.32%	(117)	3.05%

Total interest-bearing liabilities (excluding non interest deposits)	1,129,177	0.53%	1,146,164	0.58%	(16,987)	-0.05%
Non-interest-bearing deposits	280,729		273,260

Total cost of funds	1,409,906	0.43%	1,419,424	0.47%	(9,518)	-0.04%
Accrued expenses and other liabilities	22,307		25,470
Stockholders’ equity	214,795		213,919

Total liabilities and stockholders’ equity	$1,647,008		$1,658,813

Net interest spread		4.26%		3.87%
Net interest margin		4.41%		4.02%
Net interest margin (FTE)[1]		4.47%		4.12%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.

The Bank of Princeton

Quarterly Financial Highlights

(Unaudited)

	2022 December	2022 September	2022 June	2022 March	2021 December
Return on average assets	1.76%	1.70%	1.52%	1.45%	1.44%
Return on average equity	13.20%	12.91%	11.90%	11.25%	11.34%
Return on average tangible equity[1]	13.89%	13.59%	12.54%	11.86%	11.97%
Net interest margin	4.82%	4.64%	4.19%	4.09%	3.96%
Net interest margin (FTE)[2]	4.89%	4.71%	4.24%	4.14%	4.02%
Efficiency ratio - non-GAAP[3]	49.56%	51.49%	53.36%	53.93%	50.43%
COMMON STOCK DATA
Market value at period end	$31.72	$28.35	$27.46	$28.85	$29.33
Market range:
High	$32.80	$29.95	$30.55	$32.05	$30.89
Low	$28.57	$27.16	$26.57	$28.67	$28.71
Book value per common share at period end	$35.16	$34.00	$33.74	$33.49	$33.42
Tangible book value per common share at period end[4]	$33.45	$32.27	$32.00	$31.75	$31.96
Shares of common stock outstanding (in thousands)	6,245	6,251	6,263	6,366	6,480
CAPITAL RATIOS
Total capital (to risk-weighted assets)	15.12%	14.71%	14.13%	14.16%	15.10%
Tier 1 capital (to risk-weighted assets)	14.06%	13.63%	13.08%	13.10%	13.97%
Tier 1 capital (to average assets)	13.47%	13.10%	12.46%	12.36%	12.06%
Period-end equity to assets	13.71%	13.26%	13.00%	12.71%	12.84%
Period-end tangible equity to tangible assets [1,5]	13.13%	12.67%	12.42%	12.13%	12.26%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$406	$200	$(12)	$(34)	$101
Annualized net charge-offs (recoveries) to average loans	0.118%	0.058%	-0.003%	-0.010%	0.030%
Nonperforming loans (excluding TDRs)	$266	$370	$402	$406	$409
Other real estate owned	—	—	—	226	226
Troubled debt restructurings (TDRs)
-Performing	5,882	5,943	6,001	6,066	6,122
-Non-performing	—	359	563	766	766

Total nonperforming assets and accruing TDRs	$6,148	$6,672	$6,966	$7,464	$7,523

Allowance for loan losses as a percent of:
Period-end loans	1.20%	1.21%	1.19%	1.19%	1.24%
Nonaccrual loans	6188.35%	2286.15%	1727.05%	1420.99%	1398.99%
Nonperforming assets	6188.35%	2286.15%	1727.05%	1191.27%	1175.39%
As a percent of total loans:
Nonaccrual loans	0.02%	0.05%	0.07%	0.08%	0.09%
Accruing TDRs	0.43%	0.43%	0.43%	0.43%	0.46%
Nonaccrual loans and accruing TDRs	0.45%	0.48%	0.50%	0.52%	0.55%

[1]	Tangible equity is a non-GAAP measure that represents equity excluding goodwill and core deposit intangible.
[2]	Includes the effect of tax exempt securities and loans.

[3]	The efficiency ratio is a non-GAAP measure that represents the ratio of non-interest expense (excluding amortization of core deposit intangible) divided by net interest income and non-interest income.

[4]	Tangible book value per common share is a non-GAAP measure that represents book value per common share which excludes goodwill and core deposit intangible.

[5]	Tangible assets is a non-GAAP measure that represents assets excluding goodwill and core deposit intangible.